UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2018

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

245 First Street

Suite 1100

Cambridge, Massachusetts 02142

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2018, Akebia Therapeutics, Inc. (the “Company”) executed the Fifth Amendment to Lease (the “Fifth Amendment”) with CLPF-Cambridge Science Center, LLC (the “Landlord”), amending the lease dated December 3, 2013, by and between the Company and the Landlord, as amended (the “Lease”), for the Company’s headquarters located at 245 First Street, Cambridge, Massachusetts (the “Building”).

Pursuant to the Fifth Amendment, the Company has agreed to lease an additional 19,805 square feet of office space on the 12th floor of the Building (“Additional Premises”). The term of the Fifth Amendment is expected to commence on the date the Landlord delivers the Additional Premises to the Company, or approximately September 1, 2018 (“12th Floor Commencement Date”), and the term expires on September 11, 2026, subject to an option to extend the term for an additional five years.

The Company is obligated to pay rent for the Additional Premises beginning five months after the 12th Floor Commencement Date (the “Rent Commencement Date”). From the Rent Commencement Date until August 31, 2019, the monthly rent payment will be $135,334.17 or $82.00 per square foot per year, with an annual rent escalation of $1.00 per square foot commencing on September 1, 2019. The Fifth Amendment includes a Landlord’s contribution for leasehold improvements for the premises in an amount of up to $990,250.00.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Fifth Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

/s/ John P. Butler
Name:	John P. Butler
Title:	President and Chief Executive Officer

Date: April 12, 2018

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